Exhibit 99.5

Our Story

KMG America is pleased to announce it has entered into an agreement to be purchased by Humana Inc. Earlier this year, it was communicated that we were in the process of reviewing strategic alternatives including the possible sale of the company to help accomplish our stated objectives of increasing our financial stability.

We could not be more excited about joining the Humana family of companies. This sense of excitement is felt throughout the KMG America organization. We look forward to expanding our mission to provide innovative and valuable solutions for the employer/employee benefits marketplace.

KMG America’s depth of experience in offering comprehensive group and voluntary insurance products as well as third-party health claims administrative services is well established. For nearly 50 years, an extensive voluntary benefit portfolio has been developed and offered through Kanawha Insurance Company and Kanawha HealthCare Solutions. The company’s national presence has been growing over the past few years. Humana’s size, stability and recognizable brand will help to accelerate this growth even further. Building upon a strong foundation, KMG America now serves over one million members and individuals across the country.

What sets KMG America apart? Our simplified approach to the group and voluntary benefits market is refreshing. We offer employee benefit products and services through a single, highly trained employee sales representative distribution channel. These individuals are specialists in many insurance products, not just a few. Answers to questions come from KMG America professionals who understand all aspects of our insurance products. An innovative idea in the insurance industry, isn’t it? We think it just makes sense.

Why should KMG America be your provider of choice for employee benefit solutions? Our KMG America team is justifiably proud of the reputation we have earned for strong, dedicated relationships and service to our producers, clients and policyholders. We believe our team includes some of the most knowledgeable and dedicated professionals in the insurance industry.

About Humana

Humana Inc., headquartered in Louisville, Kentucky, is one of the nation’s largest publicly traded health benefits companies, with approximately 11.3 million medical members. Humana offers a diversified portfolio of health insurance products and related services – through traditional and consumer-choice plans – to employer groups, government-sponsored plans, and individuals. Over the years, the founding premise has grown into the company vision – to become the most trusted name in health solutions. Today, they have more than 22,000 associates committed to providing innovative healthcare solutions to consumers and customers in the U.S. and Puerto Rico. Please visit www.humana.com for more information about the company.

Additional Information and Where to Find It

KMG America plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement in connection with the special meeting of the KMG America shareholders that will be held to consider the proposed merger (the “Merger Proxy Statement”) and KMG America may file other documents regarding the proposed transaction with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE MERGER PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. When available, shareholders may obtain a free copy of the Merger Proxy Statement and other documents that KMG America files with the SEC at the SEC’s website, at www.sec.gov. The Merger Proxy Statement and other documents filed with the SEC may also be obtained free of charge from KMG America, at www.kmgamerica.com, or by directing a request to KMG America Corporation, 12600 Whitewater Drive, Suite 150, Minnetonka, Minnesota 55343, Attention: General Counsel.

Participants in the Solicitation

KMG America, its directors and named executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed transaction. Information regarding the interests of such directors and executive officers is included in KMG America’s proxy statement filed with the SEC on March 30, 2007, and information concerning such individuals will be included in the proxy statement relating to the proposed merger, when it becomes available. To the extent such individuals’ holdings of KMG America’s securities have changed since the amounts printed in the proxy statement dated March 30, 2007, such changes have been reflected on Forms 3, 4 and 5 filed with the SEC and will be reflected in the Merger Proxy Statement.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this material are forward-looking as defined by the Private Securities Litigation Reform Act of 1995. These include statements as to the expected timing, completion and effects of the proposed merger. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made as well as predictions as to future facts and conditions the accurate prediction of which may be difficult and involve the assessment of events beyond the control of KMG America. Due to known and unknown risks, actual results may differ materially from expectations or projections. KMG America does not undertake any obligations to update any forward-looking statement, whether written or oral, relating to matters discussed in this material.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the shareholders of KMG America may not approve and adopt the merger agreement and the transactions contemplated by the merger agreement at the special shareholders meeting; the parties may be unable to obtain governmental and regulatory approvals required for the merger; required governmental or regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; the parties may be unable to complete the merger because, among other reasons, conditions to the closing of the merger may not be satisfied or waived; or other factors that may be referred to in KMG America’s reports filed with or furnished to the Securities and Exchange Commission from time to time. There can be no assurance that other factors not currently anticipated by KMG America will not materially and adversely affect future events. Viewers of this material are cautioned to consider these risks and uncertainties and not to place undue reliance on the forward-looking statements.